SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         PRIDE PETROLEUM SERVICES, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:
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[PRIDE PETROLEUM SERVICES LOGO]                           [FORASOL-FORAMER LOGO]

                      PROXY STATEMENT/PROSPECTUS SUPPLEMENT

                                FEBRUARY 20, 1997

SHAREHOLDERS' MEETINGS RESCHEDULED

     Pride Petroleum Services, Inc. ("Pride") and Forasol-Foramer N.V. ("Forasol-Foramer") have rescheduled the meetings of their respective shareholders that have been called to consider and vote upon, among other matters, the acquisition by Pride of the operating subsidiaries of Forasol-Foramer and the distribution of the Pride Common Stock and cash issued and paid in such acquisition to Forasol-Foramer's shareholders, all of which is described in the previously furnished Proxy Statement/Prospectus dated January 31, 1997 (the "Proxy Statement/Prospectus"). The Special Meeting of Shareholders of Pride, originally scheduled to be held on Friday, February 21, 1997, will now be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas on WEDNESDAY, MARCH 5, 1997, AT 9:00 A.M., HOUSTON TIME. The Extraordinary General Meeting of Shareholders of Forasol-Foramer, originally scheduled to be held on Monday, February 24, 1997, will now be held at the offices of Trenite van Doorne, Weena 666, 3012 CN, Rotterdam, on MONDAY, MARCH 10, 1997, AT 10:00 A.M., NETHERLANDS TIME.

     The meetings have been rescheduled to give shareholders of both Pride and Forasol-Foramer an opportunity to consider the information provided below about a recent development affecting Pride. A blue proxy card, together with a postage-paid return envelope, is being provided with this Supplement in connection with the solicitation by Pride and Forasol-Foramer, on behalf of their respective Boards, of proxies to be voted at the meetings. The blue proxy cards may be used by shareholders to direct management to change their votes or, if a white proxy card has not previously been returned, to direct for the first time how their shares should be voted. SHAREHOLDERS WHO HAVE RETURNED THEIR PROXIES SHOULD NOT COMPLETE A BLUE PROXY CARD UNLESS THEY WISH TO CHANGE THEIR VOTE. As with the original white proxy cards, any shareholder has the right to revoke his or her proxy at any time prior to the voting thereof at the rescheduled meeting.

     As a result of the rescheduling of the shareholders' meetings, the acquisition by Pride of Forasol-Foramer's operating subsidiaries is now expected to close immediately following the Forasol-Foramer rescheduled shareholders' meeting. ACCORDINGLY, ASSUMING SATISFACTION OF THE CONDITIONS TO CLOSING (INCLUDING APPROVAL OF THE TRANSACTION AND RELATED MATTERS BY THE RESPECTIVE SHAREHOLDERS OF PRIDE AND FORASOL-FORAMER AT THEIR RESPECTIVE MEETINGS), FORASOL-FORAMER INTENDS TO CAUSE TRADING IN ITS SHARES ON THE NASDAQ NATIONAL MARKET TO BE SUSPENDED AT THE CLOSE OF TRADING ON MARCH 10, 1997, RATHER THAN ON FEBRUARY 28, 1997 AS STATED IN THE PROXY STATEMENT/PROSPECTUS. Subject to the withholding of applicable taxes, the liquidating distribution of 0.66 shares of Pride Common Stock and $6.80 in cash for each common share of Forasol-Foramer will be made as soon as practicable after March 10, 1997.

RECENT DEVELOPMENT AFFECTING PRIDE

     In furtherance of its strategic objectives of achieving revenue and earnings growth through acquisitions in international and offshore markets, Pride has entered into a definitive agreement to acquire 12 mat-supported jackup drilling rigs and the hull of an additional jackup drilling rig from Noble Drilling Corporation ("Noble") for $265 million in cash. Nine of the rigs are currently operating in the Gulf of Mexico, one rig is operating offshore West Africa, one is undergoing refurbishment and two (including the rig hull) are presently stacked awaiting refurbishment. Pride expects to spend approximately $20 million to upgrade and complete the two rigs awaiting refurbishment. During the nine months ended September 30, 1996, the 10 rigs that were operating generated revenues of approximately $47.6 million, at an average operating rate of approximately $20,000 per rig per day. Recent high demand for these types of rigs, which typically work under well-to-well contracts, has resulted in a significant upward trend in day rates, with the average contracted rate now exceeding $26,000 per day. Based on current market rates and assuming continuing high demand, the rigs to be acquired from Noble are expected to generate revenues at an annual rate of approximately $120 million.

     The definitive purchase agreement with Noble is subject to customary conditions, including expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and completion by Pride of satisfactory financing arrangements. The closing of the transaction is expected to occur in early June 1997. Pride plans to finance the purchase through the issuance of a combination of debt securities and Pride Common Stock. Pride filed a universal shelf registration statement with the Securities and Exchange Commission on February 7, 1997 relating to $500 million of debt securities and Pride Common Stock. Pride will place in escrow a deposit of $20 million, which will be retained by Noble if Pride fails to secure adequate financing or is otherwise unable to close by June 30, 1997.

                              [FRONT SIDE OF PROXY]
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                         PRIDE PETROLEUM SERVICES, INC.
              PROXY -- RESCHEDULED SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 5, 1997

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement / Prospectus dated January 31, 1997, the Proxy Statement/Prospectus Supplement dated February 3, 1997 and the Proxy Statement/Prospectus Supplement dated February 20, 1997. Ray H. Tolson and Paul
A. Bragg, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Rescheduled Special Meeting of Shareholders of Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), to be held at the Westchase Hilton, 9999 Westheimer, Houston, Texas on March 5, 1997 at 9:00 a.m., Central Standard Time, or any adjournment of such meeting, and to represent and vote all shares of Common Stock of the Company that the undersigned is entitled to vote:

                                                   FOR      AGAINST    ABSTAIN
         A proposal to (i) amend the Company's     [ ]        [ ]        [ ]
         Restated Articles of Incorporation to
         increase the number of authorized
         shares of Common Stock from
         40,000,000 to 100,000,000 and (ii)
         issue approximately 11,100,000 shares
         of Common Stock, together with
         approximately $113,200,000 in cash,
         pursuant to a Purchase Agreement
         dated as of December 16, 1996 among
         the Company, Forasol-Foramer N.V. and
         certain shareholders of
         Forasol-Foramer N.V.

                (Continued, and to be signed, on the other side)
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
                               BACK SIDE OF PROXY
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    This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ON THE REVERSE SIDE AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR THE PROPOSAL SET FORTH THEREON.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
                                          DATED: _______________________________

                                          ______________________________________
                                          (Signature)

                                          ______________________________________
                                          (Signature if jointly held)

                                          ______________________________________
                                          (Printed Name)

[ ]Please check if you have               Please sign exactly as your stock is
   previously signed and returned a       registered. Joint owners should each
   white proxy card.                      sign personally. Executors,
                                          administrators, trustees, etc. should
                                          so indicate when signing.
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